                                                                     EXHIBIT 3.3


                           FIRST AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                     ENTRAVISION COMMUNICATIONS CORPORATION
                             a Delaware corporation
                        (as amended on October 18, 2001)

                                    ARTICLE 1.
                                     OFFICES

     1.1  Registered Office. The registered office of Entravision Communications
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Corporation, a Delaware corporation, shall be in the State of Delaware, located at Incorporating Services, Ltd. 15 East North Street, County of Kent, Dover, Delaware 19903-0899 and the name of the resident agent in charge thereof is the agent named in the Certificate of Incorporation of the corporation (as may be amended from time to time, the "Certificate of Incorporation") until changed by the Board of Directors (the "Board").

     1.2  Principal Office. The principal office for the transaction of the
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business of the corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

     1.3  Other Offices. The corporation may also have an office or offices at
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such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the corporation may require.

                                   ARTICLE 2.
                            MEETINGS OF STOCKHOLDERS

     2.1  Place of Meetings. Meetings of stockholders shall be held at such time
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and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2 Annual Meetings. (as amended on October 18, 2001)
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          2.2.1 An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board from time to time for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws.

          2.2.2 To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(c) otherwise properly brought before the meeting by a stockholder.

          2.2.3 In addition to any other applicable requirements, for a stockholder proposal to be considered for inclusion in the corporation's proxy statement for the annual meeting, the stockholder must have satisfied all of the conditions set forth in Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule thereto (the "Proxy Rules"), including particularly the requirement that the stockholder give timely written notice of the proposal to the corporation.

          2.2.4 To be timely, a stockholder's proposal must be received by the secretary of the corporation not less than 120 calendar days before the date of the corporation's proxy statement delivered to stockholders in connection with the previous year's annual meeting (or such lesser time as may be specified in the Proxy Rules in effect at the time of the annual meeting). If the corporation did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year's annual meeting, for stockholder proposal to be considered for inclusion in the corporation's proxy statement for the annual meeting, the proposal must be received by the corporation not less than ninety (90) calendar days prior to the meeting date or not more than fifteen (15) calendar days after the public announcement of the meeting date if the public announcement is made less than ninety (90) calendar days prior to the date of the meeting.

          2.2.5 Stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for consideration for inclusion in the proxy statement for the meeting. For a stockholder proposal to properly be brought before an annual meeting, in addition to any other applicable requirements, the stockholder must satisfy all of the conditions set forth in the Proxy Rules; provided, however, that the proposal must be received by the secretary of the corporation not less than ninety (90) calendar days prior to the date of the corporation's proxy statement delivered to stockholders in connection with the previous year's annual meeting. If the corporation did not hold an annual meeting in the previous year, or if the date of the meeting changed by more than thirty (30) days from the date of the previous year's annual meeting, the proposal must be received by the corporation not less than sixty (60) calendar days prior to the meeting date or not more than ten (10) calendar days after the public announcement of the meeting date if the public announcement is made less than sixty (60) calendar days prior to the date of the meeting.

          2.2.6 Each stockholder notice must set forth, as to each matter the stockholder proposes to include in the proxy statement and/or bring before the annual meeting, the information required by the Proxy Rules, and indicate any material interest of the stockholder in the business proposed to be brought before the meeting.

          2.2.7 Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures and conditions set forth in this Article 2, and the Proxy Rules; provided, however, that nothing in this Article 2 or the Proxy Rules shall be deemed to preclude discussion of any business properly brought before the annual meeting. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     2.3 Special Meetings. (as amended on October 18, 2001)
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               2.3.1 Special meeting of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board and shall be called by the President or Secretary at the request in writing of (i) the Chairman of the Board, (ii) a majority of the Board or (iii) stockholders owning a majority in voting power of the issued and outstanding shares of Common Stock of the corporation. No business may be transacted at any special meeting of stockholders except such business as is set forth in the notice of special meeting (or any supplement thereto).

               2.3.2 In addition to other applicable requirements, for a stockholder proposal to be considered for inclusion in a notice of special meeting called pursuant to Section 2.3.1 of these Bylaws, the stockholder must have satisfied all of the conditions of the Proxy Rules; provided, however, that the proposal must be received by the secretary of the corporation not less than ninety (90) calendar days prior to the date of the meeting or not more than fifteen (15) calendar days after the date of the public announcement of the date of the meeting if the public announcement is made less than ninety (90) calendar days prior to the meeting.

          2.4  Stockholder Lists. The officer who has charge of the stock ledger
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of the corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list, by class, of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          2.5  Notice of Meetings. Written notice of each meeting of
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stockholders, whether annual or special, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) (or such other period as may be required under applicable law) nor more than sixty (60) days before the date of the meeting.

          2.6  Quorum and Adjournment. Except as set forth below, the holders of
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a majority in voting interest of capital stock of the corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law, these Bylaws or the Certificate of Incorporation. Notwithstanding the above, holders of a majority of the voting interest of the corporation's Class A Common Stock, Class B Common Stock or Class C Common Stock, as the case may be, shall each constitute a quorum for the holding of a meeting of stockholders of such class(es) for the sole purpose of electing or removing without cause the director or directors that such class(es) has the right to elect or to fill a vacancy or a newly created directorship which such class has a right to fill. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          2.7  Voting. In all matters other than the election of directors, the
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vote of the holders of a majority in voting interest of the capital stock of the corporation as defined in the corporation's Certificate of Incorporation that are present in person or represented by proxy at a meeting at which a quorum is present, shall decide any question brought before such meeting of stockholders, unless the question is one upon which by express provision of applicable law, of the Certificate of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. Each director of the corporation shall be elected (i) by a plurality of the votes of the shares of the class(es) of stock which has the right to elect such director, present in person or represented by proxy at a meeting at which a quorum is present or (ii) by the written consent of the holders of a majority in voting interest of the outstanding shares of such class(es). Each Class A and Class C stockholder shall be entitled to cast one
(1) vote for each share of the capital stock entitled to vote held by such stockholder upon the matter in question, and each Class B stockholder shall be entitled to cast ten (10) votes for each share of the capital stock entitled to vote held by such stockholders. The presiding officer at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          2.8  Proxies. Each stockholder entitled to vote at a meeting of
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stockholders may authorize another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless the person executing the proxy specifies therein a longer period of time for which it is to continue in force. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

          2.9  Inspector of Election. The Board shall, if required by law,
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appoint an Inspector or Inspectors of Election for any meeting of stockholders. Such Inspectors shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot. An Inspector need not be a stockholder, and any officer of the corporation may be an Inspector on any position other than a vote for or against a proposal in which he or she shall have a material interest.

          2.10 Action Without Meeting. Subject to Section 228 of the Delaware
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General Corporation Law, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing.

                                    ARTICLE 3.
                                    DIRECTORS

          3.1    Powers. Subject to any limitations set forth in the Certificate
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of Incorporation, the Board shall have the power to manage or direct the management of the property, business and affairs of the corporation and, except as expressly limited by law, to exercise all of its corporate powers. Subject to applicable law, the Board may establish procedures and rules or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any stockholders' meeting, including without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the result thereof, the timing of the opening and closing of the polls and the physical layout of the facilities for the meeting.

          3.2    Number, Term and Classes. The Board shall consist of not less
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than seven (7) nor more than eleven (11) members, as shall be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the Board shall consist of seven (7) members. Except as provided in the Certificate of Incorporation, there shall be two (2) classes of directors:
Class A/B Directors and Class C Directors, all of which shall be elected as provided in the Certificate of Incorporation.

          3.2A  Nomination of Directors.  (added on October 18, 2001)
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                 3.2A.1   Only persons who are nominated in accordance with the
following procedures shall be eligible for election as Class A/B directors. Nominations of persons for election to the Board of Directors of the corporation as Class A/B directors at the annual meeting may be made at a meeting of stockholders, by or at the direction of the Board of Directors or a committee appointed by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of Class A/B directors at the meeting who complies with the notice procedures set forth in this Article 3.

                       3.2A.1.1 Nominations of directors, other than those made by or at the direction of the Board of Directors or such committee, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation within the time periods prescribed for consideration of stockholder proposals in the corporation's proxy statement for an annual meeting set forth in Article 2 of these Bylaws.

                   3.2A.1.2 Such stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Class A/B director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Proxy Rules (including without limitation such person's written consent to being named in the proxy statement as the nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned (as defined by Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor rule thereto) by such stockholder.

          3.2A.2    At the request of the board of directors any person
nominated for election as a director shall furnish to the secretary of the corporation any other information as may reasonably be required by the corporation to determine the eligibility of the proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a Class A/B director of the corporation unless nominated in accordance with the procedures set forth in this Article 3.

          3.2A.3    The chairman of the meeting shall, if the facts warrant,
determine and declare to the meeting that a nomination was not made in accordance with the procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     3.3  Qualifications. Directors need not be stockholders, and each director
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shall serve until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

     3.4  Vacancies and Newly-Created Directorships. Any vacancy on the Board
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caused by death, resignation or removal or a newly-created directorship may be filled as provided in the Certificate of Incorporation. A director so elected to fill a vacancy or newly-created directorship shall serve until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

     3.5  Regular Meetings. Regular meetings of the Board shall be held without
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call or notice at such time and place within or without the State of Delaware as shall from time to time be fixed by standing resolution of the Board.

     3.6  Special Meetings. Special meetings of the Board may be held at any
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time or place within or without the State of Delaware whenever called by the Chairman of the Board, a majority of the Board or any Class C Director. Notice of a special meeting of the Board shall be given to all directors by the person or persons calling the meeting at least seventy-two (72) hours before the special meeting.

     3.7  Telephonic Meetings. Members of the Board or any committee thereof
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may, and shall be given the opportunity to, participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     3.8  Quorum. At all meetings of the Board, a majority of the Entire Board
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(as defined in the Certificate of Incorporation) shall constitute a quorum for the transaction of business. Except as otherwise set forth in these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Notice of any adjourned meeting need not be given.

     3.9  Fees and Expenses. Each director and each member of a committee of the
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Board, shall receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings. Each director and each member of a committee of the Board, in each case who is neither (i) an owner of more than a five percent (5%) direct or indirect beneficial interest in the stock of the corporation (or the spouse, child or other family member of such an owner (a "Related Person")); (ii) an employee (a) of the corporation, (b) of any direct or indirect subsidiary of the corporation or (c) of such an owner or Related Person or an Affiliate (as defined in the Certificate of Incorporation of the corporation) of such owner or Related Person; nor (iii) any person who controls any such owner and the spouse, child or other family members of any such person, shall also receive a fee to be determined by the Board for attending any meeting of the Board or any such committee (provided that no director shall be entitled to receive such fee if such director is receiving a fee for attending a meeting of the Board or any other committee of the corporation held on the same day). Other than as set forth above, no director or stockholder of the corporation shall be reimbursed for any expenses incurred by it in its role as an investor or director.

     3.10 Committees. Subject to the Certificate of Incorporation, the Board
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may, by resolution passed by a majority of the Entire Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. At least one Class C Director shall sit on the compensation and audit committees of the Board, if any. Any such audit or compensation committee, to the extent provided in a resolution of the Board and to the extent permitted by law and not inconsistent with the Certificate of Incorporation, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

     3.11 Action Without Meetings. Unless otherwise restricted by applicable
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law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     3.12  Super Majority Board Approvals. Without the approval of the Board (or
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where permitted under applicable law, a duly constituted committee of the Board which includes at least one Class C Director) by a vote which includes, in addition to any other required vote of directors, the affirmative vote of at least one (1) of the Class C Directors (so long as a Class C Voting Conversion (as defined in the Certificate of Incorporation) has not occurred) on the Board or such committee, as the case may be, the corporation shall not directly or through its subsidiaries engage in any of the following acts or transactions:

           (a) create, designate, issue or sell out of treasury any Common Stock or Preferred Stock of, or other equity interests in, the corporation, any securities that are convertible into, exchangeable for, or participate in dividends with, the Common Stock or Preferred Stock of, or other equity interests in, the corporation, or any options or conversion, exchange or other rights in respect of the foregoing (other than (i) shares of Common Stock issued upon conversion of shares of Preferred Stock or as a dividend or distribution on Preferred Stock, (ii) shares of Common Stock issued to banks, lenders and equipment lessors in connection with debt financings or equipment leases, (iii) shares of Common Stock issued for consideration other than cash in connection with mergers, consolidations, acquisitions of assets and other acquisitions as approved by the Board, (iv) shares of Common Stock issuable or issued to officers, directors, employees of, or consultants to, the corporation pursuant to any equity incentive plan and/or stock option plan of the corporation, subject to appropriate adjustments for stock splits, stock dividend combinations or other recapitalizations, (v) shares of Common Stock issued or issuable in the initial public offering of the corporation or upon exercise of warrants or rights granted to underwriters in connection with such initial public offering or (vi) shares of Common Stock issued by way of dividend or other distribution on shares of Common Stock);

           (b) amend this Article 3, Section 3.12 of these Bylaws by action of the Board;

           (c) acquire or dispose of assets in any one transaction or series of related transactions for a purchase or sale price in excess of $25,000,000; or

           (d) incur debt (other than capitalized lease obligations) as of any date in an aggregate amount outstanding in excess of (x) the corporation's EBITDA for the twelve (12) month period ending on the last day of the quarter preceding such date, multiplied by (y) five (5). For purposes of this subparagraph (iv), EBITDA means the sum of net income, total depreciation expense, total amortization expense, interest expense and taxes as determined in conformity with generally accepted accounting principles; provided, however, that in the case of debt incurred for the purposes of an acquisition, EBITDA shall be determined on a pro-forma basis giving effect to such acquisition.

                                   ARTICLE 4.
                                    OFFICERS

     4.1   Officers. The corporation shall have a Chairman of the Board, a
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President, one or more Vice Presidents, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be elected or appointed in accordance with the provisions of Section 4.2 below. Any two or more of such offices may be held by the same person.

     4.2 Election. The officers of the corporation shall be elected annually by
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the Board and, subject to whatever rights an officer may have under a contract of employment with the corporation, all officers shall serve at the pleasure of the Board.

     4.3 Removal and Resignation. Any officer may be removed, either with or
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without cause, by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer. Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.4 Vacancies. A vacancy in any office because of death, resignation,
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removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     4.5 Chairman of the Board. The Chairman of the Board shall preside at all
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meetings of the stockholders and of the Board and shall be the Chief Executive Officer of the corporation unless the President is the Chief Executive Officer.

     4.6 President. The President shall be the Chief Operating Officer of the
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corporation and, if designated by the Board, the Chief Executive Officer of the corporation. Subject to the control of the Board (and to the Chief Executive Officer, if the President does not hold such office) and to the powers vested by the Board in any committee or committees appointed by the Board, the President shall have general supervision, direction and control of the business and officers of the corporation. The President shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board, or these Bylaws.

     4.7 Vice Presidents. In the absence or disability of the President, the
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Vice Presidents, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of the President and when so acting shall have all of the powers of and be subject to all of the restrictions upon the President. The Vice Presidents shall have such other powers and perform such duties as may be prescribed for them, respectively, from time to time, by the Board, the President or these Bylaws.

     4.8 Secretary. The Secretary shall keep, or cause to be kept, at the
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principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of these Bylaws of the corporation at the principal executive office or business office.

         The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register or a duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

           The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     4.9   Treasurer. The Treasurer is the Chief Financial Officer of the
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corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

           The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and the directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                   ARTICLE 5.
                               STOCK CERTIFICATES

     5.1   Form of Stock Certificate. Every holder of capital stock in the
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corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman of the Board, the President, the Chief Executive Officer or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him, her or it in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as, if he or she were such officer, transfer agent or registrar at the date of the issue.

     5.2   Transfers of Stock. Subject to any restrictions on transfer
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applicable thereto, upon surrender to the corporation or a transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     5.3   Lost, Stolen or Destroyed Certificates. The corporation may direct a
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new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     5.4   Record Date. In order that the corporation may determine the
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stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and
(iii) in the case of any other action, shall not be more than sixty (10) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     5.5   Registered Stockholders. The corporation shall be entitled to treat
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the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.

                                   ARTICLE 6.
                                     NOTICES

     6.1   Manner of Notice. Whenever under the provisions of applicable law,
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the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the corporation, and, in the case of directors, committee members and officers, by telephone, by facsimile or other electronic transmission, or by recognized delivery service to the last business address known to the Secretary of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed, telephoned, sent via facsimile, transmitted or delivered.

     6.2   Waiver of Notice. Whenever any notice is required to be given under
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the provisions of applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE 7.
                                   AMENDMENTS

     7.1   Amendments. Subject to the provisions of the Certificate of
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Incorporation, the Board shall have the power to make, adopt, alter, amend and repeal from time to time these Bylaws, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board, provided no amendment made by the Board may adversely affect the rights accorded to the holders of the Class B Common Stock or the Class C Common Stock which affects such class differently from the other classes of Common Stock of the corporation without the consent of a majority of the Class A/B Directors or a majority of the Class C Directors (unless a Class C Voting Conversion has occurred), as the case maybe.

                                   ARTICLE 8.
                               GENERAL PROVISIONS

     8.1   Fiscal Year. The fiscal year of the corporation shall be determined
           -----------
by resolution of the Board.


     8.2   Seal. The corporate seal shall have the name of the corporation
           ----
inscribed thereon and shall be in such form as may be approved from time to time by the Board.

     8.3   Waiver of Notice of Meetings of Stockholders, Directors and
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Committees. Any written waiver of notice, signed by the person entitled to
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notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

     8.4   Form of Records. Any records maintained by the corporation in the
           ---------------
regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

     8.5   Representation of Shares of Other Corporations. The Chief Executive
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Officer or any other officer or officers authorized by the Board are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

     8.6   Dividends. Dividends upon the capital stock of the corporation,
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subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

           Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     8.7   Checks. All checks or demands for money and notes of the corporation
           ------
shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

     8.8   Loans to Officers. The corporation may lend money to, or guarantee
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any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

     8.9   Inspection of Books and Records. Any stockholder of record, in person
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or by attorney or other agent, shall, upon written demand upon oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

     8.10  Section Headings. Section headings in these bylaws are for
           ----------------
convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     8.11  Inconsistent Provisions. In the event that any provision of these
           -----------------------
bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Delaware General Corporation Law or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

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